EXHIBIT A

                            AGREEMENT OF JOINT FILING

Date:    May 9, 2003

                                    Signature

         After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct. ALTA PARTNERS ALTA CALIFORNIA PARTNERS, L.P.

                                                              By: Alta California Management Partners, L.P.,


By:      /s/ Jean Deleage                                     By:      /s/ Jean Deleage
         --------------------------------------                        --------------------------------------
         Jean Deleage, President                                       Jean Deleage, General Partner

ALTA CALIFORNIA MANAGEMENT PARTNERS, L.P.                     ALTA EMBARCADERO PARTNERS, LLC

By:      /s/ Jean Deleage                                     By:      /s/ Jean Deleage
         --------------------------------------                        --------------------------------------
         Jean Deleage, General Partner                                 Jean Deleage, Member

ALTA  PARTNERS II, INC.

By:      /s/ Jean Deleage
         Jean Deleage, President

ALTA BIOPHARMA PARTNERS II, L.P.                              ALTA BIOPHARMA MANAGEMENT PARTNERS II, LLC
By: Alta BioPharma Management Partners II, LLC

By:      /s/ Farah Champsi                                    By:      /s/ Farah Champsi
         --------------------------------------                        --------------------------------------
         Farah Champsi, Managing Director                              Farah Champsi, Member

ALTA EMBARCADERO BIOPHARMA PARTNERS II, LLC

By:      /s/ Farah Champsi                                             /s/ Alix Marduel
         --------------------------------------                        --------------------------------------
         Farah Champsi, Manager                                        Alix Marduel

         /s/ Jean Deleage                                              /s/ Guy Nohra
         --------------------------------------                        --------------------------------------
         Jean Deleage                                                  Guy Nohra

         /s/ Garrett Gruener                                           /s/ Farah Champsi
         --------------------------------------                        --------------------------------------
         Garrett Gruener                                               Farah Champsi

                                  Attachment A

On April 29, 2003, the funds affiliated with Alta Partners II, Inc. signed the Rigel Pharmaceuticals, Inc. Common Stock and Warrant Purchase Agreement ("the Agreement"). Alta Partners II, Inc. provides investment advisory services to several venture capital funds including Alta BioPharma Partners II, L.P. and Alta Embarcadero BioPharma Partners II, LLC. In accordance with the terms of the Agreement, the funds affiliated with Alta Partners II agreed to purchase 11,718,750 shares of Common Stock for $0.64 (sixty-four cents) per share, and Warrants to purchase 2,343,750 shares of Common Stock. The purchase of the stock and warrants is pending approval of the shareholders at the Annual Meeting of Shareholders on June 20, 2003. In accordance with the terms of the Agreement, Alta BioPharma Partners II, L.P. will purchase 11,302,945 shares of Common Stock for the aggregate purchase price of $7,233,884.80 and warrants to purchase 2,260,589 shares of Common Stock. Alta Embarcadero BioPharma Partners II, LLC will purchase 415,805 shares of Common Stock for the aggregate purchase price of $266,115.20 and warrants to purchase 83,161 shares of Common Stock.

As of April 29, 2003, Alta BioPharma Partners II, L.P. beneficially owned 1,109,196 shares of Common Stock. Alta Embarcadero BioPharma Partners II, LLC beneficially owned 40,804 shares Common Stock. Pending the shareholders approval of the Agreement followed by the proposed purchase of stock and warrants: Alta BioPharma Partners II, L.P. will beneficially own 12,412,141 shares of Common Stock and warrants to purchase 2,260,589 shares of Common Stock. Alta Embarcadero BioPharma Partners II, LLC will beneficially own 456,609 shares Common Stock and warrants to purchase 83,161 shares of Common Stock.

The managing directors of Alta BioPharma Partners II, L.P. and managers of Alta Embarcadero BioPharma Partners II, LLC exercise sole voting and investment power in respect to the shares owned by such funds.

Certain principals of Alta Partners II, Inc. are managing directors of Alta BioPharma Management II, LLC (which is the general partner of Alta BioPharma Partners II, L.P.), and managers of Alta Embarcadero BioPharma Partners II, LLC. As managing directors and managers of such entities, they may be deemed to share voting and investment powers over the shares beneficially held by the funds. The principals of Alta Partners II, Inc. disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Alta Partners provides investment advisory services to several venture capital funds including Alta California Partners, L.P. and Alta Embarcadero Partners, LLC. Alta California Partners, L.P. beneficially owns 4,578,327 shares of Common Stock. Alta Embarcadero Partners, LLC beneficially owns 104,596 shares of Common Stock. The respective general partners and members of Alta California Partners L.P. and Alta Embarcadero Partners, LLC exercise sole voting and investment power with respect to the shares owned by such funds.

Certain  principals  of Alta  Partners are general  partners of Alta  California
Management Partners, L.P. (which is a general partner of Alta California Partners, L.P.), and members Alta Embarcadero Partners, LLC. As general partners and members of such funds, they may be deemed to share voting and investment powers over the shares held by the funds. The principals of Alta Partners disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.

Mr. Jean Deleage, a director of Rigel Pharmaceuticals, Inc., is a managing director of Alta BioPharma Management Partners II, LLC (which is the general partner of Alta BioPharma Partners II, L.P.), a manager of Alta Embarcadero BioPharma Partners II, LLC, a general partner of Alta California Management Partners, L.P. (which is the general partner of Alta California Partners, L.P.) and a member of Alta Embarcadero Partners, LLC. Thus he currently shares voting and dispositive powers over the 1,109,196 shares of Common Stock beneficially owned by Alta BioPharma Partners II, L.P., the 40,804 shares of Common Stock beneficially owned by Alta Embarcadero BioPharma Partners II, LLC, the 4,578,327 shares of Common Stock beneficially owned by Alta California Partners L.P. and the 104,596 shares of Common Stock beneficially owned by Alta Embarcadero Partners, LLC. Pending approval of the Agreement followed by the proposed purchase, he will share voting and dispositive powers


                                                     Page 1 of 2 of Attachment A
over the 12,412,141 shares of Common Stock and Warrants to purchase 2,260,589 shares of Common Stock beneficially owned by Alta BioPharma Partners II, L.P., the 456,609 shares of Common Stock and Warrants to purchase 83,161 shares of Common Stock beneficially owned by Alta Embarcadero BioPharma Partners II, LLC, the 4,578,327 shares of Common Stock beneficially owned by Alta California Partners L.P. and the 104,596 shares of Common Stock beneficially owned by Alta Embarcadero Partners, LLC. He disclaims beneficial ownership of all such shares held by all of the foregoing funds except to the extent of his proportionate pecuniary interests therein. Mr. Deleage holds stock options for 10,000 shares of Common Stock: of which the option for 5,000 shares of Common Stock was granted on June 20, 2002 and the option for 5,000 shares of Common Stock was granted on July 19, 2001. The options vest 1/24th per month over a two-year period commencing on the date of grant.

Ms. Farah Champsi is a managing director of Alta BioPharma Management Partners II, LLC (which is the general partner of Alta BioPharma Partners II, L.P.) and a manager of Alta Embarcadero BioPharma Partners II, LLC. Thus she currently shares voting and dispositive powers over the 1,109,196 shares of Common Stock beneficially owned by Alta BioPharma Partners II, L.P. and the 40,804 shares of Common Stock beneficially owned by Alta Embarcadero BioPharma Partners II, LLC. Pending approval of the Agreement followed by the proposed purchase, she will share voting and dispositive powers over the 12,412,141 shares of Common Stock and Warrants to purchase 2,260,589 shares of Common Stock beneficially owned by Alta BioPharma Partners II, L.P., the 456,609 shares of Common Stock and Warrants to purchase 83,161 shares of Common Stock beneficially owned by Alta Embarcadero BioPharma Partners II, LLC. She disclaims beneficial ownership of all such shares held by all of the foregoing funds except to the extent of her proportionate pecuniary interests therein.

Mr. Garrett Gruener is a general partner of Alta California Management Partners, L.P. (which is the general partner of Alta California Partners, L.P.) and a member of Alta Embarcadero Partners, LLC. Thus he shares voting and dispositive powers over the 4,578,327 shares of Common Stock beneficially owned by Alta California Partners L.P. and 104,596 shares of Common stock beneficially owned by Alta Embarcadero Partners LLC. He disclaims beneficial ownership of all such shares held by all of the foregoing funds except to the extent of his proportionate pecuniary interests therein.

Dr. Alix Marduel is a managing director of Alta BioPharma Management Partners II, LLC (which is the general partner of Alta BioPharma Partners II, L.P.) and a manager of Alta Embarcadero BioPharma Partners II, LLC. Thus she currently shares voting and dispositive powers over the 1,109,196 shares of Common Stock beneficially owned by Alta BioPharma Partners II, L.P. and the 40,804 shares of Common Stock beneficially owned by Alta Embarcadero BioPharma Partners II, LLC. Pending approval of the Agreement and the proposed purchase, she will share voting and dispositive powers over the 12,412,141 shares of Common Stock and Warrants to purchase 2,260,589 shares of Common Stock beneficially owned by Alta BioPharma Partners II, L.P., the 456,609 shares of Common Stock and Warrants to purchase 83,161 shares of Common Stock beneficially owned by Alta Embarcadero BioPharma Partners II, LLC. She disclaims beneficial ownership of all such shares held by all of the foregoing funds except to the extent of her proportionate pecuniary interests therein.

Mr. Guy Nohra is a general partner of Alta California Management Partners, L.P. (which is the general partner of Alta California Partners, L.P.). Thus he shares voting and dispositive powers over the 4,578,327 shares of Common Stock beneficially owned by Alta California Partners L.P. He disclaims beneficial ownership of all such shares held by all of the foregoing funds except to the extent of his proportionate pecuniary interests therein.

Alta Partners and Alta Partners II, Inc. are venture capital firms that share an office in San Francisco. Alta Partners is California Corporation. Alta Partners II, Inc. is a California Corporation. Alta California Partners, L.P. is a Delaware Limited Partnership, Alta Embarcadero Partners, LLC is a California Limited Liability Company, Alta BioPharma Partners II, L.P. is a Delaware
Limited Partnership, and Alta Embarcadero BioPharma Partners II, LLC is a California Limited Liability Company.

                                                     Page 2 of 2 of Attachment A